UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1220 Augusta Drive, Suite 500 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2011, Crown Castle International Corp., a Delaware corporation (“Crown Castle”), Crown Castle NG Acquisitions Corp., a Delaware corporation and a wholly owned subsidiary of Crown Castle (“Merger Sub”), NextG Networks, Inc., a Delaware corporation (“NextG”), and Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership, solely in its capacity as the representative of the equity holders of NextG (“Representative”), entered into an Agreement and Plan of Merger (“Merger Agreement”), pursuant to which Merger Sub will merge with and into NextG (“Merger”) with NextG continuing as the surviving company following the Merger as a wholly owned subsidiary of Crown Castle.

Subject to the terms of the Merger Agreement, Crown Castle will pay (or cause to be paid) an aggregate merger consideration of $1.0 billion in cash, subject to adjustment based on (i) NextG’s capital expenditures made prior to the closing date, (ii) NextG’s cash and indebtedness as of the closing date and (iii) the payment of NextG’s transaction expenses.  A portion of the merger consideration will be deposited with an escrow agent to support certain limited indemnification claims, if applicable, that Crown Castle may have following the closing date.  Crown Castle currently expects to fund the acquisition with debt financing, but has not received a commitment from any debt financing sources with respect to such financing.

Completion of the Merger is subject to customary closing conditions, including (i) the absence of legal impediments to the consummation of the Merger, (ii) the receipt of governmental approvals, if required, with respect to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) the receipt of consent from the Federal Communications Commission and certain other governmental entities.  Completion of the Merger requires approval of holders of a majority of NextG’s outstanding common stock, which approval already has been obtained by written consent subsequent to the execution and delivery of the Merger Agreement.  Completion of the Merger does not require the approval of Crown Castle’s stockholders and is not conditioned upon Crown Castle’s ability to obtain acquisition financing.

The Merger Agreement contains customary representations and warranties, and Crown Castle, Merger Sub, NextG and the Representative have agreed to certain customary covenants.

On December 16, 2011, Crown Castle and NextG issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the entering into of the Merger Agreement.

The foregoing summary is qualified in its entirety by the full text of the Merger Agreement, which Crown Castle expects to file as an exhibit to its annual report on Form 10-K for the fiscal year ending December 31, 2011.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99.1         Press release dated December 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date: December 21, 2011

EXHIBIT INDEX

Exhibit
Number               Description

99.1                      Press release dated December 16, 2011.